Exhibit 10.26

AMENDMENT NO. 1

TO

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Amendment”) is made as of the 25th day of May, 2011, by and among Regado Biosciences, Inc., a Delaware corporation (the “Company”), and the holders of at least a majority of the Common Stock issuable or issued upon conversion of the outstanding shares of Series D Preferred (each an “Investor” and collectively, the “Investors”). This Amendment amends the Series D Preferred Stock Purchase Agreement, dated as of December 17, 2009, by and among the Company and the Investors (the “2009 Agreement”) as set forth herein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the 2009 Agreement.

W I T N E S S E T H:

WHEREAS, the Company and certain of the Investors propose to extend the Company’s most recent equity financing transaction such that the Company will authorize, sell and issue up to 16,111,111 shares of the Company’s Series D Preferred Stock, having the same terms as the Company’s existing Series D Preferred Stock (including the same issue price of $0.72 per share) to current holders of the Company’s equity securities;

WHEREAS, pursuant to Section 6.16 of the 2009 Agreement, the 2009 Agreement may be amended by the written consent of (i) the Company, and (ii) the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares to be issued at the Closing thereof; and

WHEREAS, the undersigned Investors hold at least a majority of the Shares purchased at the Closing, and the Company and the undersigned Investors desire to amend the 2009 Agreement as set forth below.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the undersigned Investors hereby agree as follows:

SECTION 1. Amendment. Section 1.2 of the 2009 Agreement is hereby amended by adding seven (7) new sections thereto, as set forth below:

“(g) A third purchase and sale of Series D Preferred Stock (as specified on Schedule 2011-A) shall take place on May 25, 2011 (the “Third Closing”).

(h) A fourth purchase and sale of Series D Preferred Stock (the “Fourth Closing Shares”) (as specified on Schedule 2011-A) shall take place on September 2, 2011 (the “Fourth Closing”) subject to prior written approval of at least seventy percent (70%) of the holders of the outstanding shares of Series D Preferred Stock.

(i) A fifth purchase and sale of Series D Preferred Stock (the “Fifth Closing Shares” and together with the Fourth Closing Shares, the “Additional Shares”) (as specified on Schedule 2011-A) shall take place on December 16, 2011 (the “Fifth Closing,” and together with the Third Closing and the Fourth Closing, the “Closings” and each a “Closing”) subject to prior written approval of at least seventy percent (70%) of the holders of the outstanding shares of Series D Preferred Stock.

(j) The Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company at each Closing the number of Shares set forth opposite each Investor’s name on Schedule 2011-A. Any Shares sold at the Closings shall be deemed to be “Shares” for all purposes under this Agreement and any Investor thereof shall be deemed to be an “Investor” for all purposes under this Agreement.

(k) Any Investor that fails to purchase its Additional Shares at the Fourth or Fifth Closing, as applicable, shall have all of his or its Shares purchased at the Third Closing and/or Fourth Closing, as applicable, automatically converted into Common Stock of the Company without any further action by the Company, and for such purpose each Investor hereby authorizes the Company to effect the conversion of such Shares and to modify the Company’s books and records to reflect such conversion. The Investor’s failure to participate in a Closing automatically terminates his or its right to participate in any future Closing.

(l) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Third Closing that certain Amendment No. 1 to the Fourth Amended and Restated Certificate of Incorporation, in the form of Exhibit 2011-A attached to this Agreement (the “Charter Amendment”).

(m) At each Closing, the Company shall deliver to each Investor a certificate representing the Shares being purchased by such Investor against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.”

SECTION 2. Amendment to Schedule A. Schedule A to the 2009 Agreement is hereby amended by adding Schedule A- 2011 attached hereto.

SECTION 3. Representations and Warranties. The Company hereby represents and warrants to each Investor that, except as set forth on the updated Schedule of Exceptions (the “Updated Schedule of Exceptions”) attached as Exhibit 2011-B to this Amendment, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations and warranties contained in Section 2 of the 2009 Agreement are true, correct and complete in all material respects, as of the date of the Third Closing. The Updated Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 2 of the 2009 Agreement, and the disclosures in any section or subsection of the Updated Schedule of Exceptions shall qualify other sections and subsections in Section 2 of the 2009 Agreement only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

SECTION 4. Closing Deliverables. The obligations of each Investor to purchase the Shares at the Third Closing are subject to the fulfillment, on or before the Third Closing, of each of the following conditions, unless otherwise waived:

4.1 Good Standing Certificates. The Company shall have delivered to the Investors good standing certificates issued by (i) the Office of the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing, and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company is qualified to do business as a foreign corporation as to such foreign qualification, dated a recent date before the Third Closing.

4.2 Compliance Certificate. The President of the Company shall have delivered to the Investors a certificate certifying (i) that the conditions specified in Section 4.2 of the 2009 Agreement have been fulfilled with respect to the Third Closing, and (ii) that the representations and warranties of the Company contained in Section 2 of the 2009 Agreement, subject to the exceptions listed on the Updated Schedule of Exceptions, are true, correct and complete in all material respects as of the Third Closing.

4.3 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors a certificate certifying (i) the Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company approving the Charter Amendment, and (iii) the resolutions of the stockholders of the Company approving the Charter Amendment.

4.4 Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement. On or prior to the Third Closing, the Company shall have amended the Company’s Second Amended and Restated Investors’ Rights Agreement, in substantially the form attached hereto as Exhibit 2011-C.

SECTION 5. Closing Deliverables. The obligations of each Investor to purchase the Shares at the Fourth Closing and Fifth Closing, as applicable, are subject to the fulfillment, on or before the Fourth Closing and Fifth Closing, as applicable, of the following condition, unless otherwise waived:

5.1 Compliance Certificate. The President of the Company shall have delivered to the Investors a certificate certifying (i) that the conditions specified in Section 4.2 of the 2009 Agreement have been fulfilled with respect to the applicable Closing, and (ii) that the representations and warranties of the Company contained in Section 2 of the 2009 Agreement, subject to the exceptions listed on the Updated Schedule of Exceptions, are true, correct and complete in all material respects as of the applicable Closing.

SECTION 6. Miscellaneous.

6.1 Except as expressly amended by this Amendment, the terms and provisions of the 2009 Agreement shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the 2009 Agreement; any reference to the 2009 Agreement in any such instrument or document shall be deemed a reference to the 2009 Agreement as amended hereby. The 2009 Agreement as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

6.2 This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.3 This Amendment may be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

COMPANY:

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

DOMAIN PARTNERS VI, L.P.

By: One Palmer Square Associates VI, L.L.C. Its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemaker
Title:	Managing Member

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

QUAKER BIOVENTURES, L.P.

By: Quaker Bioventures Capital, L.P.
Its General Partner

By: Quaker Bioventures Capital, LLC
Its General Partner

By:	/s/ Sherrill Neff

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

AURORA VENTURES V, LLC

By: A.V. Management V, L.L.C,
Its Managing Member

By:	/s/ B. Jefferson Clark
Name:	B. Jefferson Clark
Title:	Manager

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

CAXTON ADVANTAGE LIFE SCIENCES FUND, L.P.

By: Caxton Advantage Venture Partners, L.P.
Its General Partner

By: Advantage Life Sciences Partners, LLC
Its Managing General Partner

By:	/s/ Eric Roberts
Name: Eric Roberts
Title: Member

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

BIODISCOVERY 3 FCPR

By: EDMOND DE ROTHSCHILD INVESTMENT PARTNERS, its management company

By:	/s/ Raphael Wisniewski
Name: Raphael Wisniewski
Title: Directeur Associé

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Series D Stock Purchase Agreement as of the date first written above.

/s/ Robert Kierlin
Robert Kierlin, Individually

Signature Page to Amendment No. 1 to Series D Stock Purchase Agreement